SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARQULE, INC.
(Exact Name of registrant as specified in its charter)

Delaware	58-1959440

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
19 Presidential Way,
Woburn, Massachusetts 01801
(Address, including zip code, of principal executive offices)
ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan
(Full title of the plan)
Dr. Stephen A. Hill
President and Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300
(Name, address, including zip code, and telephone number including area code, of agent for service)
Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 12th Street, N.W.
Washington, D.C. 20004
(202) 942-5124

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	unit (2)(3)	price (3)	registration fee
Common Stock, $.01 par value	210,000	$7.795	$1,636,950	$192.67

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the Amended and Restated 1996 Employee Stock Purchase Plan.

(2)	Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on September 29, 2005 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).
The prospectus which will be part of this registration statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of (a) the shares of the Company’s Common Stock registered hereunder, and (b) the shares of the Company’s Common Stock remaining to be issued which have been previously registered by Registration Statements on Form S-8 File Nos. 333-19469, 333-82113, 333-68056, 333-105298 and 333-106035.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to ArQule, Inc.’s (the “Company”) Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is already effective. In accordance with General Instruction E to Form S-8, the contents of (i) the Company’s Registration Statement on Form S-8 (File No. 333-19469) filed with the Securities Exchange Commission (the “Commission”) on January 9, 1997, relating to the registration of 120,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) authorized for issuance under the Plan, (ii) the Company’s Registration Statement on Form S-8 (File No. 333-82113) filed with the Commission on July 1, 1999, relating to the registration of 300,000 shares of Common Stock authorized for issuance under the Plan (iii) the Company’s Registration Statement on Form S-8 (File No. 333-68056) filed with the Commission on August 21, 2001, relating to the registration of 100,000 shares of Common Stock authorized for issuance under the Plan, (iv) the Company’s Registration Statement on Form S-8 (File No. 333-105298) filed with the Commission on May 15, 2003, relating to the registration of 200,000 shares of Common Stock authorized for issuance under the Plan, and (v) the Company’s Registration Statement on Form S-8 (File No. 333-106035) filed with the Commission on June 11, 2003, relating to the registration of 300,000 shares of Common Stock authorized for issuance under the Plan are incorporated by reference in their entirety in this Registration Statement.
     This Registration Statement provides for the registration of an additional 210,000 shares of Common Stock authorized for issuance under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company (File No. 000-21429) with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on April 29, 2005;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 5, 2005;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on January 24, 2005, January 25, 2005, January 31, 2005, February 18, 2005, April 7, 2005, April 11, 2005, May 6, 2005, and June 15, 2005; and

(e)	The description of the Company’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on September 25, 1996, and any amendments or reports filed for the purpose of updating such description.
     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit 4	ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, as amended.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Woburn, Commonwealth of Massachusetts, on September 26, 2005.

ARQULE, INC.
By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Stephen A. Hill	President, Chief Executive Officer and Director (Principal	September 26, 2005

Stephen A. Hill	Executive Officer)

/s/ Louise A. Mawhinney	Vice President, Chief Financial Officer and Treasurer	September 27, 2005

Louise A. Mawhinney	(Principal Accounting and Financial Officer)

/s/ Patrick J. Zenner	Chairman of the Board	September 27, 2005

Patrick Zenner

/s/ Michael J. Astrue	Director	September 27, 2005

Michael J. Astrue

/s/ Laura Avakian	Director	September 27, 2005

Laura Avakian

/s/ Timothy C. Barabe	Director	September 26, 2005

Timothy C. Barabe

/s/ Werner Cautreels	Director	September 27, 2005

Werner Cautreels

/s/ Tuan Ha-Ngoc	Director	September 27, 2005

Tuan Ha-Ngoc

/s/ Ronald M. Lindsay	Director	September 28, 2005

Ronald M. Lindsay

/s/ William G. Messenger	Director	September 23, 2005

William Messenger

INDEX TO EXHIBITS

Exhibit 4	ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, as amended, filed herewith.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.